Exhibit 10.1

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of February 24, 2023, by and between PetVivo Holdings, Inc., a Nevada corporation (the “Company”) and John Lai (the “Executive” and together with the Company, each a “Party,” and collectively the “Parties.”)

RECITALS

WHEREAS, the Parties entered into an Executive Employment Agreement dated as of November 10, 2021, which was amended effective as of November 1, 2022 (as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated, or replaced, the “Employment Agreement”).

WHEREAS, the Company and the Executive have mutually agreed to amend the Employment Agreement to provide that the Executive will receive his salary with shares of the Company’s common stock (“Shares”), in lieu of cash, for the period beginning on March 1, 2023 through August 31, 2023 (“Interim Period”), pursuant to the terms contained in the Restricted Stock Unit Agreement (“RSU Award Agreement”) granted to the Executive effective as of February 24, 2022.

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WHEREAS, the Parties desire to modify the Employment Agreement to reflect the foregoing as set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such term as set forth in the Employment Agreement, and all references to Sections, shall mean the Sections of the Employment Agreement unless reference is made to another document.

2. Amendment to Employment Agreement. Section 3.1 of the Employment Agreement is hereby amended to provide that during the Interim Period, the Executive’s compensation will be paid with shares of the Company’s stock (in lieu of cash), pursuant to the terms contained in the RSU Award Agreement. After the Interim Period has ended, the Executive will receive salary payments from the Company pursuant to Section 3.1 of the Employment Agreement.

3. Full Force and Effect. Except as specifically amended, modified, or supplemented by this Amendment, the Employment Agreement, as amended, shall remain unchanged and in full force and effect.

4. Governing Law. The Parties expressly agree that (a) this Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without giving effect to any conflict-of-law principles and (b) Section 8.2 of the Employment Agreement shall apply to any dispute hereunder.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other commonly recognized transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXECUTIVE:

By:	/s/ John Lai
John Lai

PETVIVO HOLDINGS, INC.

By:	/s/ Robert J. Folkes
Robert J. Folkes, Chief Financial Officer

[Signature Page to First Amendment to Employment Agreement]

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